Exhibit 10.1
EXECUTION COPY
SECOND AMENDMENT TO SENIOR SECURED
REVOLVING CREDIT AGREEMENT
          SECOND AMENDMENT TO SENIOR SECURED REVOLVING CREDIT AGREEMENT, dated as of January 9, 2009 (this “Amendment”), among Kaiser Aluminum Corporation, a Delaware corporation (the “Parent”), Kaiser Aluminum Investments Company, a Delaware corporation (“KAIC”), Kaiser Aluminum Fabricated Products, LLC, a Delaware limited liability company (“KAFP”), and Kaiser Aluminium International, Inc., a Delaware corporation (“KAII”, and together with the Parent, KAIC, KAFP, each a “Borrower” and collectively, the “Borrowers”), JPMorgan Chase Bank, N.A., a national banking association organized under the laws of the United States (“JPMorgan Chase”) and each of the other financial institutions party hereto as lenders (and together with JPMorgan Chase, in its capacity as a lender, the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.
W I T N E S S E T H:
          WHEREAS, the Borrowers, the original Lenders and the Administrative Agent have entered into that certain Senior Secured Revolving Credit Agreement, dated as of July 6, 2006 (as amended, supplemented or modified, the “Credit Agreement”; capitalized terms used herein but not otherwise defined herein shall have the meanings given such terms in the Credit Agreement); and
          WHEREAS, the Borrowers have requested that the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement, and the Required Lenders and the Administrative Agent are willing to so amend the Credit Agreement on the terms and subject to the conditions set forth herein.
          NOW, THEREFORE, in consideration of the premises and the agreements herein contained, Borrowers, Required Lenders, and Administrative Agent hereby agree as follows:
ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT
          Section 1.1 Amendments to Section 1.01. Section 1.01 of the Credit Agreement is hereby amended as follows:
               (a) The following new defined terms are hereby inserted in proper alphabetical order:
     “Swingline Exposure” shall mean, at any time, the sum of the aggregate undrawn amount of all outstanding Swingline Loans at such time. The Swingline Exposure of any Lender at any time shall be its Commitment Percentage of the total Swingline Exposure at such time.

     “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Parent or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Parent or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Parent or any Subsidiary.
               (b) The defined term “Departing Lender” is hereby deleted in its entirety.
               (c) The defined term “Alternate Base Rate” is hereby amended and restated in its entirety to read as follows:
     “Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on the Reuters Screen LIBOR01 Page (or on any successor or substitute page) at approximately 11:00 a.m. London time on such day (without any rounding). Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.
               (d) The defined term “Applicable Commitment Fee Rate” is hereby amended and restated in its entirety to read as follows:
     “Applicable Commitment Fee Rate” shall mean, at any time, with respect to the Commitment Fees payable hereunder, a rate equal to 0.50% per annum.
               (e) The defined term “Applicable Margin” is hereby amended by amending and restating the pricing grid therein as follows:

	Revolver	Revolver
Quarterly Available Credit	ABR Spread	Eurodollar Spread
Category 1 >125,000,000	1.50%	2.50%
Category 2 < 125,000,000 and >75,000,000	1.75%	2.75%
Category 3 < 75,000,000	2.00%	3.00%

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               (f) The defined term “Commitment Percentage” is hereby amended and restated in its entirety to read as follows:
     “Commitment Percentage” shall mean, with respect to any Lender, (a) with respect to Revolving Loans, Letter of Credit Exposure or Swingline Loans, a portion thereof equal to a fraction the numerator of which is such Lender’s Commitment and the denominator of which is the Total Commitment (if the Commitments have terminated or expired, the Commitment Percentages shall be determined based upon the Aggregate Credit Exposure at such time); and (b) with respect to Protective Advances or with respect to the Aggregate Credit Exposure, a percentage based upon its share of the Aggregate Credit Exposure and the unused Commitments.
               (g) The defined term “Defaulting Lender” is hereby amended and restated in its entirety to read as follows:
     “Defaulting Lender” shall mean any Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit or Swingline Loans within three Business Days of the date required to be funded by it hereunder, (b) notified any Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.
          Section 1.2 Amendment to Section 2.08. Section 2.08 of the Credit Agreement is hereby amended by amending and restating subsection (b) in its entirety to read as follows:
     (b) Unless the Administrative Agent shall have received notice from a Lender (a) in the case of a Eurodollar Borrowing, prior to the proposed date of

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any Borrowing or (b) in the case of an ABR Borrowing, not later than 2:00 p.m., Central time, on the proposed date of any Borrowing, that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.08 and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
          Section 1.3 Amendment to Section 2.20. Section 2.20 of the Credit Agreement is hereby amended restated in its entirety to read as follows:
     SECTION 2.20. Mitigation Obligations; Replacement of Lenders.
     (a) If any Lender requests compensation under Section 2.16, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.16 or 2.18, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment).
     (b) If any Lender requests compensation under Section 2.16, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, or if any Lender becomes a Defaulting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written

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consent of the Administrative Agent (and if a Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, conditioned or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letter of Credit Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.16 or payments required to be made pursuant to Section 2.18, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.
          Section 1.4 Section 2.23. A new Section 2.23 of the Credit Agreement is hereby added at the end of Article 2 to read as follows:
     SECTION 2.23. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
     (a) the Commitment Fee payable pursuant to Section 2.13(a) shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender;
     (b) the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.02), provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders (other than as a result of such Defaulting Lender having a greater or lesser Revolving Credit Exposure or Commitment than other affected Lenders) shall require the consent of such Defaulting Lender;
     (c) if any Swingline Exposure or Letter of Credit Exposure exists at the time a Lender becomes a Defaulting Lender then:
     (i) the Borrowers shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize such Defaulting Lender’s Letter of Credit Exposure in accordance with the procedures set forth in Section 2.07(j) for so long as such Letter of Credit Exposure is outstanding; provided that if at any time subsequent to such cash

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collateralization such Defaulting Lender ceases to be a Defaulting Lender, such cash collateral shall be released;
     (ii) if the Borrowers cash collateralize such Defaulting Lender’s Letter of Credit Exposure pursuant to this Section 2.23(c), the Borrowers shall not be required to pay any letter of credit participation fees to such Defaulting Lender (or to the Administrative Agent on behalf of such Defaulting Lender) pursuant to Section 2.13(b) with respect to such Defaulting Lender’s Letter of Credit Exposure during the period such Defaulting Lender’s Letter of Credit Exposure is cash collateralized; and
     (iii) if any Defaulting Lender’s Letter of Credit Exposure is not cash collateralized, then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such Letter of Credit Exposure) and letter of credit fees payable under Section 2.13(b) with respect to such Defaulting Lender’s Letter of Credit Exposure shall be payable to the Issuing Bank until such Letter of Credit Exposure is cash collateralized;
     (d) so long as any Lender is a Defaulting Lender, the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 2.23(c) or pursuant to Section 2.23(e)(iii) or any combination thereof satisfactory to the Issuing Bank; and
     (e) any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 2.19(d) but excluding Section 2.20(b)) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, pro rata, to the payment of any amounts owing by such Defaulting Lender to the Issuing Bank or Swingline Lender hereunder, (iii) third, if so determined by the Administrative Agent or requested by an Issuing Bank or Swingline Lender, to be held in such account as cash collateral for future funding obligations of the Defaulting Lender of any participating interest in any Swingline Loan or Letter of Credit, (iv) fourth, to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, (v) fifth, if so determined by the Administrative Agent and the Borrowers’ Agent, held in such account as cash collateral for future funding obligations of the Defaulting Lender of any Loans under this Agreement, (vi) sixth, to the payment of any

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amounts owing to the Lenders or an Issuing Bank or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender or such Issuing Bank or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, (vii) seventh, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and (viii) eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is (x) a prepayment of the principal amount of any Loans or reimbursement obligations in respect of Letter of Credit Disbursements for which a Defaulting Lender has funded its participation obligations and (y) made at a time when the conditions set forth in Section 4.02 are satisfied, such payment shall be applied solely to prepay the Loans of, and reimbursement obligations owed to, all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or reimbursement obligations owed to, any Defaulting Lender.
          Section 1.5 Amendment to Section 6.05. Section 6.05 of the Credit Agreement is hereby amended restated in its entirety to read as follows:
     SECTION 6.05 Dividends; Capital Stock. Declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so; provided that (i) any Borrower may declare or make, agree to pay or make, or incur an obligation to pay or make Restricted Payments to any other Borrower that is its direct parent; (ii) any Borrower (other than the Parent) or Significant Subsidiary may declare or make, agree to pay or make, or incur an obligation to pay or make dividends ratably with respect to its Equity Interests; (iii) the Parent may declare or make, agree to pay or make, or incur an obligation to pay or make, dividends with respect to its Equity Interests payable solely in shares of the Parent’s common stock; (iv) the Parent may make cash payments in lieu of fractional shares representing insignificant interests in the Parent in connection with the exercise of warrants, options, or other securities convertible into or exchangeable for Equity Interests in the Parent in an aggregate amount not to exceed $1,000,000 in any Fiscal Year and (v) the Parent may declare and pay dividends ratably with respect to its Equity Interests in an aggregate amount not to exceed $25,000,000 during any Fiscal Year, provided that no such dividend may be paid unless at the time of such payment and after giving effect thereto, (A) no Default is continuing or would result therefrom and (B) Availability (calculated on a pro forma basis immediately after giving effect to the payment of such dividend) is at least $100,000,000.
          Section 1.6 Amendment to Section 9.02. Section 9.02 of the Credit Agreement is hereby further amended by deleting the period at the end of subsection (b) thereof, and replacing it with the following:

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“(it being understood that any change to Section 2.23 shall require the consent of the Administrative Agent, the Swingline Lender and the Issuing Bank).”
ARTICLE II
CONDITIONS TO CLOSING
          Section 2.1 Immediately upon the satisfaction of all of the following conditions, the amendments contained in Article I of this Amendment shall become effective (the date on which the applicable conditions are satisfied being the “Effective Date”):
               (a) Amendment. The Borrowers and the Required Lenders shall have delivered a duly executed counterpart of this Amendment to the Administrative Agent.
               (b) Representations and Warranties. Each of the representations and warranties set forth in Article 3 of the Credit Agreement (as amended by this Amendment) or in any other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the Effective Date with the same effect as though made on and as of such Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except that those that are qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of such earlier date).
               (c) Default. No Default or Event of Default shall have occurred and be continuing and no Default or Event of Default shall result from entering into this Amendment.
               (d) Officer’s Certificate. The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Responsible Officer of Parent, confirming compliance with the conditions precedent set forth in (b) and (c) of this Article II.
               (e) Amendment Fee. The Borrowers shall have paid each Lender that consents to this Amendment on or before 5 p.m. Central time on January 9, 2009 an amendment fee equal to 25 basis points on such Lender’s Commitments.
               (f) Fee Letter. The Administrative Agent shall have received a duly executed counterpart of that certain Fee Letter among the Administrative Agent, J.P. Morgan Securities Inc. and the Borrowers and shall have paid all fees payable thereunder.
               (g) Fees and Expenses. The Borrowers shall have paid all fees and expenses (including, without limitation, legal fees and expenses) payable pursuant to the Loan Documents that have been invoiced in reasonable detail on or prior to the date hereof.

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ARTICLE III
MISCELLANEOUS
          Section 3.1 Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent or any Lender under the Loan Documents, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect except that, on and after the Effective Date, each reference to the Credit Agreement in the Loan Documents shall mean and be a reference to the Credit Agreement as amended by the Amendment. Nothing herein shall be deemed to entitle any Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Loan Documents in similar or different circumstances. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof.
          Section 3.2 No Representations by Lenders or Administrative Agent. The Borrowers hereby acknowledge that they have not relied on any representation, written or oral, express or implied, by any Lender or the Administrative Agent, other than those expressly contained herein, in entering into this Amendment.
          Section 3.3 Representations of the Borrowers. Each Borrower represents and warrants to the Administrative Agents and the Lenders that (a) the execution, delivery and performance by it of this Amendment are within such entity’s powers and have been duly authorized by all necessary corporate or limited liability company action, (b) it has received all necessary governmental, regulatory or other approvals for the execution and delivery of this Amendment, and the execution, delivery and performance by it of this Amendment do not and will not contravene or conflict with any provision of (i) any law, (ii) any judgment, decree or order or (iii) its articles of incorporation, bylaws, articles or certificate of formation or operating agreement, as applicable, (c) the execution, delivery and performance by it of this Amendment do not and will not contravene or conflict with or constitute a default under, or cause any lien to arise under, any provision of any material agreement or instrument binding upon any Borrower or upon any of the respective property of a Borrower, and (d) this Amendment and the Credit Agreement, as amended by this Amendment, are legal, valid and binding obligations of such entity, enforceable against it in accordance with its respective terms.
          Section 3.4 Successors and Assigns. This Amendment shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Lenders and the Administrative Agent.
          Section 3.5 Headings; Entire Agreement. The headings and captions hereunder are for convenience only and shall not affect the interpretation or construction

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of this Amendment. This Agreement contains the entire understanding of the parties hereto with regard to the subject matter contained herein.
          Section 3.6 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          Section 3.7 Counterparts. This Amendment may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.
          Section 3.8 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, but giving effect to federal laws applicable to national banks.
          Section 3.9 Costs and Expenses. Whether or not the transactions hereby contemplated shall be consummated, Borrowers shall pay all reasonable out-of-pocket expenses of Administrative Agent associated with this Amendment, including the reasonable out-of-pocket fees and expenses of Administrative Agent’s counsel.
[Remainder of this page is intentionally left blank.]

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          IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered as of the date first above written.

BORROWERS: KAISER ALUMINUM CORPORATION
By:	/s/ Melinda C. Ellsworth
	Name:	Melinda C. Ellsworth
	Title:	Vice President & Treasurer

KAISER ALUMINUM INVESTMENTS COMPANY
By:	/s/ Melinda C. Ellsworth
	Name:	Melinda C. Ellsworth
	Title:	Vice President & Treasurer

KAISER ALUMINUM FABRICATED PRODUCTS, LLC
By:	/s/ Melinda C. Ellsworth
	Name:	Melinda C. Ellsworth
	Title:	Vice President & Treasurer

KAISER ALUMINIUM INTERNATIONAL, INC.
By:	/s/ Melinda C. Ellsworth
	Name:	Melinda C. Ellsworth
	Title:	Vice President & Treasurer

[SECOND AMENDMENT – KAISER ALUMINUM CORPORATION]

JPMORGAN CHASE BANK, N.A.,
individually, as Administrative Agent, Issuing Bank and Swingline Lender

By:	/s/ J. Devin Mock Name: J. Devin Mock
Title: Vice President

2200 Ross Avenue, 9th Floor
Mail Code: TX1-2921
Dallas, TX 75201
[SECOND AMENDMENT – KAISER ALUMINUM CORPORATION]

LENDERS: THE CIT GROUP/BUSINESS CREDIT, INC.
By:	/s/ Chris Handler
	Name:	Chris Handler
	Title:	Assistant Vice President

[SECOND AMENDMENT – KAISER ALUMINUM CORPORATION]

WACHOVIA BANK, NATIONAL ASSOCIATION
By:	/s/ Michael White
	Name:	Michael White
	Title:	Associate

[SECOND AMENDMENT – KAISER ALUMINUM CORPORATION]

BANK OF AMERICA, NATIONAL ASSOCIATION
By:	/s/ Robert M. Dalton
	Name:	Robert M. Dalton
	Title:	Vice President

[SECOND AMENDMENT – KAISER ALUMINUM CORPORATION]

WELLS FARGO FOOTHILL, LLC
By:	/s/ Michael P. Baranowski
	Name:	Michael P. Baranowski
	Title:	Vice President

[SECOND AMENDMENT – KAISER ALUMINUM CORPORATION]

UBS AG, STAMFORD BRANCH
By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director Banking Products Services, US

By:	/s/ Richard L. Tavrow
	Name:	Richard L. Tavrow
	Title:	Director Banking Products Services, US

[SECOND AMENDMENT – KAISER ALUMINUM CORPORATION]

PNC BANK, NATIONAL ASSOCIATION
By:	/s/ Philip K. Liebscher
	Name:	Philip K. Liebscher
	Title:	Senior Vice President

[SECOND AMENDMENT – KAISER ALUMINUM CORPORATION]

KEYBANK, NATIONAL ASSOCIATION
By:	/s/ Paul A. Taubeneck
	Name:	Paul A. Taubeneck
	Title:	Vice President

[SECOND AMENDMENT – KAISER ALUMINUM CORPORATION]

BANK OF THE WEST
By:	/s/ Cecile Segovia
	Name:	Cecile Segovia
	Title:	Vice President Bank of the West

[SECOND AMENDMENT – KAISER ALUMINUM CORPORATION]